SYSTEMS
Holding, Ltd
For The Executive Suites @ Flintrock

OFFICE LICENSE AND SERVICES AGREEMENT

I. SUMMARY OF BASIC PROVISIONS

LICENSOR: Systems Holding Ltd. by The Executive Suites @ Flintrock
2802 Flintrock Trace, Suite 200
Austin, Texas 78738

PACKAGE INFORMATION:

☒ FULL TIME OFFICE
☐ VIRTUAL OFFICE
☐ VIRTUAL ADDRESS
☐ VIRTUAL RECEPTIONIST

OFFICE NUMBER (S) #221
FAX: 512-371-4101 (Flintrock Fax)

EMAIL: sgurley@lusora.com

FIXED MONTHLY FEE SCHEDULE:

BASE OFFICE:	$ 1100.00	
INTERNET ACCESS:	$ 89.00	
PRIMARY PHONE:	$ 135.00	(pointing charges incurred by client)
TOTAL FIXED MONTHLY FEES:	$ 1324.00	

SET UP FEES:	$ 250.00	(2 @ $125.00 one time installation charge)
REFUNDABLE RETAINER	$ 1100.00	
CREDIT (IF APPLICABLE)	$	
TOTAL DUE AT SIGNING:	*$ 2674.00*	

(Due by 1st of the Month)
Checks payable to: Systems Holding, Ltd.

CLIENT:	Lusora Healthcare Systems Inc.
NAME OF OFFICE CLIENT:	Scott A. Gurley
ADDRESS:	
TELEPHONE:	512-402-9506 (cell: 512-608-3662)
OFFICE:	877-490-3344
TERM:	6 months with first right of refusal for continuance at a base office rent of $ 1,275.00
PERMITTED USE:	Office
GUARANTOR:	Lusora Healthcare Systems
ADDRESS:	795 Folsom Street, 1st Floor, San Francisco, CA 94107
LATE FEE:	5% of the delinquent amount
RETURNED CHECK CHARGE:	$25.00 per check

ATTACHMENTS

- A-1. BASIC TERMS OF AGREEMENT
- A-2 SCHEDULE OF FURNISHINGS
- A-3 SCHEDULE OF KEYS
- A-4 LICENSE AND SERVICE AGREEMENT INTERNET ACESS RIDER

Exhibit "B" OPERATING STANDARDS

SYSTEMS

Holding, Ltd

For The Executive Suites @ Flintrock

This office Licenses and Services Agreement ("Agreement") is made on **10/31/06** by Licensor and Client. Capitalized terms used below and not otherwise defined shall have the meaning set forth above in the Summary of Basic Provisions.

Licensor operates a suite of executive offices commonly known as the The Executive Suites @ Flintrock, located at 2802 Flintrock Trace, Austin, Texas. Client desires to obtain a license to use the office and desires to use the Additional Facilities and Services provided by Licensor. Licensor is willing to grant such license and provide such other services on the following terms and conditions.

II. CLIENT COVENANTS

The client agrees to:

1. Pay, in advance, the Basic Monthly License Fee and recurring Monthly Fee, and recurring Monthly Fees for fixed Services and all other fixed charges under this agreement, to Licensor monthly on the first day of each month withhold deduction or offset, except as otherwise provided herein, but pro-rated for any partial month.
2. Pay, in arrears, the variable monthly charges for Additional Facilities and Services or any services covered in the Basic Monthly beyond any allowances, and all other non-fixed charges, toll fees, calling card charges, and other expenses posted to Client's account as set out in Client's monthly statement at the then current rate published by Licensor monthly be the first (1st) day of the month following the date such charges were incurred, provided Client has at least ten (10) days from receipt of an invoice to pay such charges.
3. Pay the Retainer to Licensor upon the execution of this Agreement and maintain the Retainer in the amount set forth in the Summary of Basic Provisions at all times.
4. Pay the Late Fee, in addition to any other remedy Licensor may pursue for payment delinquency, if full payment of each monthly statement is not received by the fifth (5th) of the month when due.
5. Pay the Returned Check Charge for any check, which is returned unpaid for any reason and to replace any returned check with certified funds within 24 hours of notification.
6. Pay all costs of collection including attorney's fees and costs of court, in addition to and not in lieu of licensor's other damages, if Licensor is forced to pursue collection against Client or through probate, bankruptcy or other proceedings.
7. Comply with any Rules or Regulation attached hereto or which are hereafter adopted by the Licensor for uniform application by all of the executive suite clients.
8. Cooperate with Licensor by completing and signing additional documents and do such other things as may be required by Licensor, the postal service, the telephone company, or any other person in order to permit Licensor to provide services and facilities to Client under this Agreement.
9. Use the Office for general office purposes only and conserve utilities consumption at all times.
10. Indemnify, defend and hold harmless Licensor and its employees and agents, lessees and owners of the real property in which Flint Rock trace are located, and their respective agents and employees, from any loss, expenses, claim or attorney's fees attributable to Client or Client's agents, employees, from any loss, expenses, claim or attorney's fees attributable to Client or Client's agents, employees, licensees or invitees arising and out of (i) the use of the Office or Flint Rock Trace, (ii) any injury or death, (iii) any damage to or destruction of property or (iv) the furnishing to, or use of any services or facilities under this Agreement.
11. Maintain adequate insurance for the potential losses set forth in the immediate preceding paragraph, as well as insurance covering all of tenant's personal property located in the Office against loss or damage by fire, explosion, or other hazards or contingencies for the full insurable value thereof. In accordance with this Agreement, Client shall provide Licensor with a certificate of insurance evidencing General/Public Liability coverage with liability limits of not less than One Million Dollars ($1,000,000) per occurrence for Bodily Injury and/or Property Damage Liability and One Hundred Thousand Dollars ($100,000) per occurrence for Fire/Legal Liability. Said insurance coverage shall remain in force during the term of this Agreement and renewals thereof. The Licensor, The Executive Suites @ Flintrock and Systems Holding, Ltd. shall be named as an additional named insured on each of these policies. Client's failure to provide or maintain such insurance shall not reduce or otherwise alter Client's liability or responsibility to pay any judgment rendered against Client for such Liability and Damages Failure to maintain such insurance and/or

SM

to name the Licensor and its designees, as set forth above, shall constitute a material breach of this Agreement. Licensor has no obligation to and will not carry insurance for Client's benefit. Licensor will not be liable to Client or to any other person for damages on account of loss, damage or theft, to any business or personal property of Client. Client hereby waives any claims against Licensor from any loss, cost, liability or expense (including reasonable attorneys' fees) arising from Client's use of the Premises or any common areas made available to Client by Licensor or from the conduct of Client's business, or from any activity, work, or thing done in the Premises or common areas by Client or Client's agents, contractors visitors or employees. To the extent that Licensor has any liability for any of the forgoing pursuant to any law, ordinance or statute, Client shall seek recovery for such loss(es)/or damage(s) from its own insurance company as provided for in subparagraph (c) herein prior to making any claims against Licensor.

12. Accept, upon inspection, the Office, Other facilities and executive suites as being in good, sanitary order, condition and repair.
13. Reimburse Licensor for all necessary repairs, normal wear and tear, and casualty damage accepted, and return the Office and other facilities at the end of the Term, or, when appropriate, after each use by Client, in as good condition as when received, normal wear and tear and casualty damage accepted.
14. Comply with all laws, permit and licensing rules, and other requirements regulating the conduct of Client's business.
15. Return all keys and access cards upon the termination of this Agreement and give Licensor written notice of Client's forwarding address and phone number.
16. Become familiar with, and follow, as needed, the fire, safety and security provisions of the building.

B. Client agrees not to, without the prior written consent of Licensor, not to be unreasonably withheld or delayed:

1. Assign or attempt to assign the license to use the Office or client's other rights hereunder.
2. Permit daily or recurring occupancy of any one Office by more than one person, which shall be the person identified in the Summary of basic Provisions.
3. Advertise by newspaper, radio, direct mail, or otherwise using Licensor's name or telephone number or facsimile number, without Licensor's prior written consent.
4. Bring photocopier, postage meter or phone equipment into the Office or the executive suites without owner's consent.
5. Place a display advertisement in the Yellow Pages, or any other telephone directory using the phone exchange assigned to Client by License without Licensor's prior written consent, which consent may be conditioned on payment of additional fees or other reasonable requirements that will defray the cost and additional personnel deployment to handle such calls.
6. Use the Office for any purpose other than that stated in the lease
7. Sell any goods or perform any services (such as secretarial services, facsimile, telephone or copy services) in competition with Licensor during the Term from within The Executive Suites @ Flintrock.
8. Place furniture or window coverings on outside decks without Licensor approval NOTE: for many good business reasons.
9. Create a nuisance
10. Interfere with any other Client's normal business operations or Licensor's management of the building.
11. Permit any waste.
12. Use the Office in any way that is extra-hazardous, would increase insurance premiums, or would void insurance on the building.
13. Change Licensor's lock system.
14. Alter the Office.
15. Allow a lien to be placed on the Office

III. LICENSOR'S COVENANTS

Licensor agrees to:

1. License the use of the Office to Client during the Term.
2. Furnish the Office with requested office furniture if so noted in the Additional Monthly Fees detailed in Exhibit A. attached
3. Furnish Client with 1 standard telephone(s), 1 local telephone line(s), 1 extension, 1 fax line(s) and 1 data line(s), with standard receiving and local calling use as noted in the additional monthly fees detailed in Exhibit A attached. Local message units, directory assistance inquires, automated calling collect calls, operator assistance charges and other non-basics services, if allowed, shall be paid by Client.
4. Furnish, during normal business hours, the Services identified in the Summary of Basic Provisions, subject to Licensor's reservation, use limitation, deposit and repayment requirements.
5. Provide facsimile transmissions and reception to the Client for a fee.
6. Provide air conditioning and heating at such temperatures and at such amounts as are considered by the building owner to be standard office conditions for the building from 7:30 a.m. to 5:00 p.m. Monday through Friday. If licensor turns on A/C after standard hours, they will be charged at the rate of TBD per hour.
7. Return the Retainer or any remaining balance thereon, without interest, within 30 days after the end of the term, provided Client has performed all of the provisions of this Agreement and all client accounts have been discharged.

Licensor reserves the right, but shall have no obligation to:

1. Make repairs or replacements, cause by the negligent or intentional acts of Client, to the Office or to rental furniture, fixtures or equipment therein for client's account, and Client will pay to Licensor all costs any expenses to do so upon demand.
2. Collect in advance additional retainers, at Licensor's sole discretion, for long distance telephone, facsimile, word processing or other secretarial services and to disconnect or discontinue Client's local, long distance and facsimile service and all secretarial services in the event of late payment or failure to make a requested deposit.
3. Deduct any unpaid fees or costs from Client's retainer.
4. Disconnect, discontinue or terminate all licenses and services provided hereunder if any payment due under this Agreement is not paid in full when due or the Retainer is not replenished within 5 days of receipt of written demand on Client to do so.
5. Refuse collect calls made to or by Client
6. Increase the basic Monthly License Fee if more than one person habitually uses the Office

IV. GENERAL PROVISIONS

A. **No Warranties**, All licenses, services and facilities, including occupancy of the office provided pursuant to the Agreement are furnished without warranty. Client's sole remedy, and Licensor's sole obligation, for any failure to render any service or provide any billing in an amount equal to the charge for service or facility or pro rata charge or any licensed use for the period during which the failure, delay or interruption continues. For example, if a telephone message is improperly recorded, Client's billing will be reduced by an amount charged for one message unit. With the sole exception of the remedy set out in the first two sentences of this Subparagraph, client expressly agrees to waive and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any service or facility or breach or any license granted herein, or for any error or omission with respect thereto, or any delay or interruption of the same. In any event, there will be no billing adjustment if Client is in default under this Agreement at the time. Licensor shall not be responsible for the interruption of any services due to reasons beyond Licensor's control. **THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OR OF ANY OTHER KIND ARISING OUT OF THIS AGREEMENT, AND THERE ARE NO WARRANTIES THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS AGREEMENT.**

B. **Term,** The term of this Agreement is as set forth in the summary of basic provisions, unless sooner terminated or extended as herein provided. If Licensor is unable to deliver possession of the Office to Client at the commencement of the Term, Licensor will not be liable for any resulting damage nor will this Agreement be affected; however, no Basic Monthly License Fee shall accrue until Licensor delivers possession. All Monthly Fees will commence to accrue upon commencement of the Term or sooner upon actual use by Client of any of such services. If Client wishes to renew or extend the Term, Client shall give Licensor written notice 30 days prior to the end of this Agreement. Licensor shall have no obligation to renew or extend Client's Term. If Client does not so advise Licensor, then the office and Services agreement may be discontinued, or continued at Licensor's option, on a month-to-month basis, at the rates then established by Licensor for similar agreements. Should the Agreement be discontinued and should client continue in possession without Licensor's prior written consent, (i) such possession shall be under the provisions of the Agreement, (ii) Client shall be obligated to pay increased Basic Monthly License Fees and Monthly Fees for Fixed Services computed at an amount equal to said fees plus 25% times the rate then in effect until such possession is surrendered, (iii) Licensor shall be entitled to exercise all remedies available to Licensor on account of such continued possession, and (iv) Client's obligation to pay such increased fees shall be in addition and without prejudice to such remedies.

C. **License,** This Agreement does not create or constitute a lease. Client is granted a license, revocable for cause by Licensor, to use the Office and the Other Facilities summarized above. Client shall have no real property interest in or rights to assign or sublet the Office or Other Facilities. During the Term, client is entitled to the services and use of facilities, subject to the terms of this Agreement, including allowance limitations, deposit requirements and prompt payment of charges. Allowances not used in ay month may not be carried forward to use in succeeding months. Client's license to occupy the Office and Client's right to the services and use of other facilities are subject to, (i) the provisions of the lease, or agreements pursuant to which Licensor occupies their office(s) (ii) all rules and requirements of the building in which the suites are located, and (iii) other reasonable rules and requirements established by Licensor for the use of the suites. Licensor will have no responsibility to Client for violation of any provisions of the Lease or rules and regulations by any other client of Licensor.

D. **Security,** Client acknowledges that no security personnel will be provided at the Suites and that the Licensor has no control over any security measures provided by the building owner. Client agrees to take appropriate precautions to protect against the potential loss of Client's property such as locking doors, desks and filing cabinets. Licensor shall have no responsibility to prevent, nor have any liability to Client for losses due to theft, burglary, personal injury or damages done by persons gaining access to the executive suites or the building or parking area, and Client hereby releases Licensor from all such liability.

E. **Abandonment,** If Client vacates or abandons, and is in default in payment of any fees due pursuant to this Agreement, the Office provided herein, or if he is dispossessed by process of law or otherwise, personal property belonging to Client and left at the executive suites will be considered abandoned and Licensor may dispose of the same or, at Licensor's option, Licensor may store it in Client's name, at Client's cost and without notice to Client. Licensor shall have no liability for removal, storage, loss, damage or conversion of such property or for sale of any such property by a third party to pay storage and moving fees.

F. **Entry by Licensor,** Licensor has the right at any time, with prior reasonable notice to enter the Office to inspect, make repairs and alterations, show the same to prospective clients, and for any other reasonable purpose.

G. **Subordination,** Client acknowledges and agrees that Client's rights under this Agreement are derivative through Licensor's rights under its lease agreement for the Suites. Client further acknowledges and agrees that if and when Licensor's control of the Suites expires or is terminated, this Agreement may be terminated with sixty (60) days written notice. There is no agreement on the part of Licensor's building owner or any other person or entity to recognize client's rights under this Agreement in the event of such a termination or to assume any of Licensor's obligations with respect thereto; provided, however, that Client will attorn to Licensor's building owner in the event of such a termination if request in writing to do so.

H. **Forwarding Address,** Client is authorized during the Term to use the address of Licensor as Client's business address. Client acknowledges that (I) Client has read and understands United States Post Office Form No. 1583, (ii) if Client's use of this address ends, Client will notify all parties of Client's forwarding

address. If this Agreement terminates, Client's right to use such address shall also terminate and Licensor shall return all mail to senders.

I. **Termination,** If Client (i) does not fully pay any sum payable by Client to Licensor when it becomes due and payable, or (ii) if Client fails to perform any of client's other promises and does not cure such other failure to perform within 5 days after delivery of a written notice from Licensor, Licensor will have the right in addition to all other remedies available, to terminate all of Client's rights and licenses under this Agreement of such of those rights and licenses as Licensor designates in written notice. If his rights or licenses under this Agreement are terminated, Licensor may, after complying with any applicable requirements of law, take possession of the Office and dispose of any property left behind, Licensor shall have the right to change locks at any time while a default has occurred and is continuing in addition to all other remedies hereunder. Upon any such action by Licensor, Client will remain liable for all obligations to pay for all accrued charges, and to the maximum extent permitted by law, for all obligations, which may subsequently accrue under this Agreement.

J. **Employment,** Client agrees that it will not, during the term of this Agreement and any renewals thereof, or for a period of one year after the expiration or sooner termination of this Agreement, hire or issue an offer to employ any person who is or has been an employee of Licensor or Licensor's agent without prior consent from Licensor. If Client either hires an employee of Licensor or Licensor's agent; or hires any person who has been an employee of Licensor or its agent within six months prior to the time they are hired by Client, Client will, at Licensor's sole option, be liable to Licensor for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by Licensor, (b) If Licensor assists in hiring an employee for Client, Client shall pay to the Licensor a commission equal to 20% of that employee's annual salary. The provisions hereof shall survive the expiration or sooner termination of the term thereof, it being mutually agreed by Client and Licensor that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by Licensor as the result of a failure to keep such promise would be impracticable or extremely difficult to ascertain.

K. **Notices,** All notices by Client or Licensor to the other must be in writing. Notices to Client will be considered given if delivered personally to Client, or one of Client's officers, partners or trustees, as the case may require, or mailed by express courier or certified first class mail, postage prepaid, addressed to Client at the Office, or such other address as Client shall designate to Licensor in writing. Notices to Licensor will be considered given if personally delivered or mailed by first class mail postage prepaid to Licensor at Licensor's address at the Office or such other addresses Licensor shall designate to Client in writing.

L. **Integration,** This Agreement supersedes any prior agreement and embodies the entire agreement between Client and Licensor relative to its subject matter. It may not be changed except in writing signed by both Client and Licensor.

M. **Applicable Law,** This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

N. **Parties/Gender,** Whenever used in the Agreement, the word "person" or "Client" shall mean any natural person, partnership, corporation, association or other legal entity, including without limitation, qualified pension and profit-sharing trusts, as applicable. The use of the masculine, feminine or neuter gender also singular or plural tenses shall be interchangeable to the extent that a reasonable and proper interpretation of this Agreement may be affected.

O. **Waiver,** The waiver by either party of performance of any term, covenant or condition contained in this license agreement, or the subsequent acceptance of any payment by Licensor shall not be deemed to be a waiver of such term, covenant or condition of this Agreement. Licensor reserves the right to strictly enforce this Agreement irrespective of previous defaults or variance previously allowed by Licensor to Client or others.

P. **Damage or Destruction of Premises,** If the Suites are so damaged by fire or any other cause as to render them untenable for more than then (10) days, as determined by the Licensor, then either Licensor or client shall have the right to terminate this Agreement, as of the date on which such damage occurs, through written notice to the other party, without liability to the other. Except that should damage or destruction occur as the result of the abuse or negligence of the Client, or its licensees or invitees, then Licensor only shall have the right to termination.

Q. **Construction of Agreement,** This agreement shall not be construed for or against either party because such party was the drafter or for other reasons and shall all cases be given a neutral interpretation.

R. **Guarantor,** The Guarantor is liable for all sums due or to accrue under this Agreement or under any extensions or modification hereof, regardless of whether Guarantor joins in or consents thereto. This is a guaranty of payment not of collection and Licensor shall be entitled to collect any sums due hereunder or demand that Guarantor perform hereunder without first attempting to collect the same from Client or cause Client to perform the same. Release or discharge of Client from any payment or performance obligations hereunder shall not release or excuse Guarantor from fulfilling those payment and performance obligations unless Licensor shall so specifically agree in writing.

S. **Parking**. Parking for tenant and guests is limited to in front of building or behind building; there is no covered parking available.

T. **Relocation.** a. Client agrees that the Licensor may, in its sole discretion, relocate the Client from its present Premises to a like or similar office space within the same facility upon ten (10) days notice to the Client. In the event that the Licensor requires the Client to relocate, the Licensor hereby agrees to bear the reasonable cost of any such relocation, which cost shall be limited to the cost associated with the physical transfer of the Client's property to any different office, which the Licensor may designate.

U. **Operating Standards**. The Operating Standards attached to this Agreement as Exhibit "B" are hereby made an integral part of this Agreement. Client, its employees, agents, guests, invitees, visitors and/or any other persons caused to be present in and around the Premises by the Client shall perform and abide by the rules and regulations and any amendments or additions to said rules and regulations as Licensor may make. In addition, Client, its employees and agents shall abide by all applicable governmental rules, regulations, statutes and ordinances relating in any way to the Premises or the Facility or Client's use or occupancy of the Premises or the Facility; failing which Client shall be in default hereunder and shall pay any fines or penalties imposed for such violation(s) directly to the appropriate governmental authority or to Licensor, if Licensor has paid such amount on behalf of Client. Such remedy shall not be exclusive. It is hereby further explicitly agreed and understood that full compliance with the Operating Standards as set forth constitutes a material obligation of this Agreement, and that the failure to so comply shall constitute a violation of this Agreement entitling the Licensor to exercise any of its remedies pursuant to this Agreement or otherwise.

V. **Authority,** If an agent or representative of Client executes this Agreement on behalf of the client, the signatory represents that he has the full authority to bind Client to this Agreement.

W. **Renewal,** If Client desires to renew lease, Licensor reserves the right to increase rents and/or services based upon market fluctuates, interest rates, taxes, insurance, general expenses and the like.

Client:	**Lusora Healthcare Systems**	**Licensor:**	Systems Holding
By:	[signature]	By:	[signature] pu/mgr
Name:	Scott A. Gurley	Name:	Paul Beavers
Title:	Chief Operating Officer	Title:	President and Manager
Date:	10/31/06	Date:	10/31/06

Guarantor: Lusora Healthcare Systems

By:

SYSTEMS

Holding, Ltd

For The Executive Suites @ Flintrock

A. 1 BASIC TERMS OF AGREEMENT

Licensor:	Systems Holding, Ltd. by The Executive Suites @ Flintrock
Client:	**Lusora Healthcare Systems Inc.**
Term:	**6 Months with first right of refusal for continuance at a base office rent of $ 1,275.00**
Move in date:	**11/01/06**
Move out date:	**5/01/06**
Office/Suite No(s)	**#221**

o Private Office

o 24 Hour Access to Suite/Office <u>**# 221**</u> Building Located at 2802 Flintrock Trace, Austin, Texas 78738

o Furnished, Reception area with Professional Receptionist

o Personalized Telephone Answering During Office Hours

o 24 hour Voicemail

o 6 hours of Conference Room or private furnished offices, subject to prior scheduling and use by other Clients

o Complete Mail Room Facility

o Receipt of Mail and Packages

o Complete Kitchen Facilities with Coffee Machine

o Utilities and Maintenance

o HVAC During Normal Business Hours

o Janitorial Services

SYSTEMS
Holding, Ltd
For The Executive Suites @ Flintrock

PRICE LIST

Full-Time Office **$ 1100.00 Based on Office**

Every office includes professional personal reception service, a business line, published phone number, personal call answering, custom greeting in your company's name, call forwarding, call patching, voice mail, executive display full digital speaker phone, 5-party conference calling, prestigious business address, mail and package handling, all utilities, daily janitorial service, and 24-hour secured access to your office, the client work area and client lounge.

Virtual Office **$ Based on Plan Selected**

Work from the convenience of your home, car, boat or the golf course without letting your clients know you're out of the office. Every virtual office includes a phone number, personal call answering, custom greeting in your company's name, call forwarding, call patching, voice mail, prestigious business address, mail and package handling, personal keyed mailbox and 24-hour secured access to the client work area and client lounge. (Does vary based upon the plan selected)

A. 2 SCHEDULE OF FURNISHINGS

FURNITURE	QUANTITY	COLOR	CONDITION	CHARGE
Executive Desk(s)				
Credenza(s)				
Executive Chair(s)				
Guest Chair(s)				
Secretarial Desk(s)				
Secretarial Chair(s)				
Bookcase(s)				
Conference Table(s)				
Lateral File(s)				
Waste Basket(s)				
Floor Mat(s)				
Other				

State Tax will be calculated for the following services as provided: Production, Furniture, Copies, Catering, Additional Furniture, Equipment Rental, Incoming Facsimile, Line Charges, Moves, Adds & Changes, Office Supplies and Telephone Equipment Rental.

All furniture items in the above schedule are in fair and acceptable condition.
Clients will pay a monthly rental amount of $

ARTWORK: Framed Picture(s)

Additions/Deletions: ______________________ Date: ____________

Comments on Changes: ______________________________

Client Signature: ______________________ Date: ____________

Licensor Signature: ______________________ Date: ____________

SYSTEMS
Holding, Ltd
For The Executive Suites @ Flintrock

A. 3 SCHEDULE OF KEYS

Additional keys are $25.00 each.

__1_ each Key(s) for office suite **#221** door

__1_ Security PIN code for Suite after hour HVAC usage. Code is tbd

__1_ Security PIN code for 24 hour building access. Code is **1234***

Client Signature:

____

Date: ______________

Licensor Signature:

____

Date: 10/31/06

SYSTEMS
Holding, Ltd
For The Executive Suites @ Flintrock

A. 4 LICENSE AND SERVICE AGREEMENT
INTERNET T1 ACCESS RIDER

This Agreement is made this 31st Day of October, 2006, by and between SYSTEMS HOLDINGS, LTD for THE EXECUTIVE SUITES @ FLINTROCK ("Licensor") having offices known as THE EXECUTIVE SUITES @ FLINTROCK, (the "Facility") in the building located at 2802 Flintrock Trace, Suite 201,Austin, Texas 78738 (the "Building") **Lusora Healthcare Systems** ("Client") with an address of 2802 Flintrock Trace, Suite **#221**, Austin, Texas 78738.

a. Provided Client is not in default of any of the terms of the Agreement (including, without limitation. the provisions of this Rider) Licensor will make available to Client non-exclusive access to Licensor's dedicated Internet T1 data line ("Internet Access"). Client shall be entitled to use the Internet Access for web browsing, e-mail, file transfers and general use of Internet technologies. Licensor reserves the right to monitor the average and aggregate usage of the Internet Access by Client. Fees and charges for the Internet Access will be as per Licensor's scheduled rates for the same, which rates are subject to change. Licensor reserves the right to charge additional fees and charges for the provision of services beyond those described above, including, without limitation, high bandwidth applications, web hosting or other Internet services, video conferencing, streaming technologies and/or use of the Internet Access in excess of the allotted amount at Licensor's standard rates for same.

b. In connection with the provision of Internet Access, Licensor will provide an Internet router and, at Client's request and for customary rates, connectivity services. Unless otherwise agreed, Client will be responsible for providing workstations and network interface cards. Licensor will provide limited security in connection with the Internet Access through Network Address Translation. Any other additional security desired by Client shall be provided at Client's sole cost and expense and shall be installed by Client only upon the prior written consent of Licensor.

c. Client will be responsible for any software and content displayed and distributed by Client or, if permitted by, Client's web hosting customers, if any. Client's (and Client's customers') use of the Internet Access will be subject to all terms and conditions of the Agreement, this Rider and to applicable law. Licensor reserves the right to discontinue the provision of Internet Access at any time, without liability to Licensor, if Licensor determined in its sole discretion that Client's (or Client's customers') use of the Internet Access is inappropriate, illegal or otherwise inconsistent with the provisions of the Agreement and this Rider or with the rules of proper etiquette of Licensor's Internet services provider, Client will indemnify Licensor for any claims, damages, or expenses suffered by Licensor arising out of or relating to the improper or illegal use by Client or Client's customers' of the Internet Access, including, without limitation, any such claims, damages, or expenses arising out of or relating to any termination of Licensor's Internet Access by its internet services provider. Licensor also may, in its sole discretion and without any cause or reason whatsoever, terminate the Internet Access upon 30 days' written notice to Client.

d. Client waives any recourse as against Licensor for any claimed liability or damage arising from the provision of Internet Access (which for these purposes shall include the installation by Licensor or its subcontractors of third party software necessary for the provision of such access) as well as any claim for business interruption (including loss of data) and for consequential damages. All other terms of the Agreement will remain in full force and effect. This agreement is subject and subordinate to the main "License and Services Agreement"

ACCEPTED BY LICENSOR:	ACCEPTED BY CLIENT:
By: /s/ , pres	By: /s/
Date: 10-31-06	Date: 10/31/06
Title: PRESIDENT	Title:

EXHIBIT "B"
OPERATING STANDARDS

1. Clients and their guests will conduct themselves in a businesslike manner; proper attire will be worn at all times; and the noise level will be kept to a level so as not to interfere with or annoy other Clients.

2. Client shall not provide or offer to provide any services to Licensor's customers if such services are available from Licensor.

3. Client will not affix anything to the walls of the Premises without the prior written consent of the Licensor.

4. Client will not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

5. Clients using public areas may only do so with the consent of the Licensor, and those areas must be kept neat and attractive at all times.

6. Client will not conduct any activity within the Premises, Executive Suite or Building, which in the sole judgment of the Licensor will create excessive traffic or is inappropriate to the executive office suite environment.

7. Client may not conduct business in the corridors or any other areas except in its designated offices or conference rooms without the written consent of Licensor.

8. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than normal egress and ingress.

9. No advertisement, identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, doors, or public areas.

10. Without Licensor's specific prior written permission, Client is not permitted to place "mass market", direct mail or advertising (i.e. newspaper, classified advertisements, yellow pages, billboards) using Licensor's assigned telephone number or take any such action that would generate an excessive of incoming calls.

11. Client shall not solicit clients of Licensor or and their employees in the Building without first obtaining Licensor's prior written approval.

12. Immediately following Client's use of conference room space and/or audio/visual equipment, Client shall clean up and return the space and equipment to the state and condition it was in prior to Client's use. If not, Licensor may charge Client for any other expenses required to restore the conference space and/or equipment to its original condition.

13. Licensor must be notified in writing if Client desires to utilize the conference room or other common areas of the Executive Suite during evening or weekend hours. Licensor may deny the Client access if the desired usage is inappropriate and may disrupt normal operations.

14. Client shall not, without Licensor's written consent, store or operate any computer (except a desktop/laptop computer or fax machine) or any other large business machines, reproduction equipment, heating equipment, stove, speakerphones, radios, stereo equipment or other mechanical amplification equipment, refrigerator or coffee equipment, or conduct a mechanical business, do any cooking or use or allow to be used on the Premises oil, burning fluids, gasoline, and kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into said Premises or Facility. No offensive gases, odors or liquids shall be permitted.

15. Client will bring no animals into the Premises or Facility except for those assisting disabled individuals.

16. Client shall not remove furniture fixtures or decorative material from offices or common areas without the written consent of Licensor.

17. Client shall not make any additional copies of any Licensor issued keys. All keys and security cards are the property of Licensor and must be returned upon request or by the close of the business on the expiration or sooner termination of the Agreement term. Any lost or unreturned keys shall incur a $25.00 per item charge and the cost to re-key the office.

18. Client shall not smoke nor allow smoking in any area of the Facility, including the Premises and shall comply with all governmental regulations and ordinances concerning smoking. The rear outside balcony is smoke free.

19. Client shall not allow more than three visitors in the reception lobby of the Premises at any one time.

20. Client's parking rights (if any) are defined by Licensor's Agreement with the owner of the Building. Licensor reserves the right to modify parking arrangements if required to do so by Building management.

21. Client shall cooperate and be courteous with all other Clients of the Facility and Licensor's staff and personnel.

22. Licensor reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, appropriate operation and cleanliness of the Facility.